Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q1 2010 Record Sales $13.8mm (+22%), Op. Profit $1.3mm

BURLINGTON, MA, April 29, 2010 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today announced Q1 2010 financial results. The Company posted record quarterly sales of $13.8 million and operating income of $1.3 million. The Company also updated its sales and operating income guidance.

Q1 2010 sales increased 22% versus Q1 2009, with Vascular up 28% and Endovascular up 12%. Vascular sales benefited from a larger sales force in the Americas, growth across all product lines and the stronger Euro. Geographically, sales in the Americas increased 20%, while sales in Europe and Japan grew 23% and 34%, respectively. In Q1 2010, 93% of the Company’s sales were direct-to-hospital. On an organic basis, Q1 2010 sales increased 18% versus the year earlier period.

The Company reported a gross margin of 74.7% in Q1 2010, up from 72.8% in Q1 2009. The increase was driven by manufacturing efficiencies and higher average selling prices.

Q1 2010 operating profit was $1.3 million versus a Q1 2009 operating loss of $1.6 million. Sales growth and the expanded gross margin drove this bottom-line improvement, partially offset by increased operating expenses. Also, the Company incurred $1.8 million of restructuring charges in Q1 2009 related to a distributor buyout.

Net income in Q1 2010 was $1.0 million, or $0.06 per diluted share, versus a net loss of $1.9 million in Q1 2009, or ($0.12) per diluted share.

George W. LeMaitre, Chairman and CEO said, “Robust 22% sales growth and an improved gross margin produced solid bottom-line results in Q1. This was our fourth straight quarter of $1+ million operating income. Our open vascular category and our enlarged domestic sales force drove sales growth in Q1 2010. We also experienced rapid growth in our newer international direct markets such as France, UK and Japan. In addition, our stepped-up regulatory efforts produced six approvals since the beginning of the year, including two U.S. 510(k)s.”

The Company’s cash and marketable securities increased by $98,000 during Q1 to $24.1 million at March 31, 2010. This was the result of $1.0 million in net income and $562,000 of depreciation, amortization and stock-based compensation, largely offset by $982,000 in annual bonus payments, and $315,000 of share repurchases.

Sales and marketing expenses increased 18% in Q1 2010 to $4.9 million, representing 35% of sales versus 37% in the year earlier quarter. The spending increase was driven mainly by the larger direct sales force as well as increased commissions. The Company ended Q1 2010 with 61 sales reps versus 52 at the end of Q1 2009.

General and administrative expenses increased 4% in Q1 2010 to $2.6 million, representing 19% of sales versus 22% in the year-earlier quarter.

R&D expenses increased 17% to $1.5 million in Q1 2010, representing 11% of sales versus 12% in the year-earlier quarter. To date the Company has received 6 regulatory approvals in 2010: the AlboGraft vascular graft and AnastoClip GC in the United States, the TAArget Thoracic Stent Graft and The UnBalloon in Russia as well as two CE Marks in Europe.

Business Outlook

Despite the recent sequential weakness in the Euro, the Company continues to expect 2010 sales of $55.0 million, and is increasing its 2010 operating income guidance from $4.5 million to $5.0 million. Our annual sales guidance implies 10% organic growth versus 2009. The Company expects Q2 2010 sales of $13.7 million and operating income of $1.1 million. Our quarterly sales guidance implies 10% organic growth versus Q2 2009. Guidance amounts exclude the effects of future acquisitions, operational restructurings, foreign exchange rate fluctuations, and distributor terminations.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-291-5365 (+1-617-614-3922 for international callers), using passcode 37954911. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition the Company believes affects at least 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, Pruitt F3 Carotid Shunt, TAArget Thoracic Stent Graft, The UnBalloon Non-Occlusive Modeling Catheter and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company and third parties.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

This press release includes sales growth after adjusting for foreign exchange and distribution of the XenoSure Biologic Patch. We refer to this as “organic” sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. The Company commenced distribution of the XenoSure Biologic Patch on January 26, 2009.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial and operational guidance are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$23,662	$23,192
Marketable securities	436	808
Accounts receivable, net	8,054	7,778
Inventories	6,252	6,498
Other current assets	1,434	1,274

Total current assets	39,838	39,550
Property and equipment, net	2,144	2,101
Goodwill	11,022	11,022
Other intangibles, net	3,105	3,316
Other assets	842	917

Total assets	$56,951	$56,906

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,483	$1,136
Accrued expenses	4,749	5,412

Total current liabilities	6,232	6,548
Long term debt	149	188
Deferred tax liabilities	1,616	1,546
Other long-term liabilities	376	411

Total liabilities	8,373	8,693

Stockholders’ equity
Common stock	159	159
Additional paid-in capital	63,690	63,475
Accumulated deficit	(13,575)	(14,596)
Accumulated other comprehensive income (loss)	(457)	94
Less: treasury stock	(1,239)	(919)

Total stockholders’ equity	48,578	48,213

Total liabilities and stockholders’ equity	$56,951	$56,906

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended
	March 31, 2010	March 31, 2009
Net sales	$13,815	$11,348
Cost of sales	3,497	3,082

Gross profit	10,318	8,266

Operating expenses:
Sales and marketing	4,894	4,146
General and administrative	2,614	2,525
Research and development	1,540	1,311
Restructuring charges	—	1,777
Impairment charge	—	73

Total operating expenses	9,048	9,832

Income (loss) from operations	1,270	(1,566)

Other income:
Interest income (expense), net	3	(22)
Other income (loss), net	26	(86)

Total other income (loss), net	29	(108)

Income (loss) before income taxes	1,299	(1,674)
Provision for income taxes	278	207

Net income (loss)	$1,021	$(1,881)

Net income (loss) per share of common stock:
Basic	$0.07	$(0.12)

Diluted	$0.06	$(0.12)

Weighted average shares outstanding:
Basic	15,678	15,661

Diluted	16,036	15,661

	For the three months ended
	March 31, 2010		March 31, 2009
	$	%	$	%
Net Sales by Product Category:
Vascular	$9,557	69%	$7,484	66%
Endovascular	3,292	24%	2,932	26%
General Surgery	955	7%	880	8%

	13,804	100%	11,296	100%
OEM	11	0%	52	0%

Total Net Sales	$13,815	100%	$11,348	100%

Net Sales by Geography
Americas	$8,048	58%	$6,681	59%
International	5,767	42%	4,667	41%

Total Net Sales	$13,815	100%	$11,348	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2010	2009				2008
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Total net sales	13,815	13,584	13,346	12,630	11,348	12,111	12,023	12,739	11,847
Impact of currency exchange rate fluctuations (1)	314	613	(215)	(699)	(622)	(448)	452	836	674
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	95	397	333	234	101	235	703	929	1,133

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers’ products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2010
Net sales as reported	$13,815
Impact of currency exchange rate fluctuations	(314)
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(95)

Adjusted net sales		$13,406

For the three months ending March 31, 2009
Net Sales as reported		$11,348

Adjusted net sales increase for the three months ending March 31, 2010		$2,058	18%

Reconciliation between GAAP and Non-GAAP sales growth for the Americas:
For the three months ending March 31, 2010
Net sales as reported	$8,048
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	(95)

Adjusted net sales		$7,953

For the three months ending March 31, 2009
Net Sales as reported		$6,681

Adjusted net sales increase for the three months ending March 31, 2010		$1,272	19%

Reconciliation between GAAP and Non-GAAP sales growth for International:
For the three months ending March 31, 2010
Net sales as reported	$5,767
Impact of currency exchange rate fluctuations	(314)

Adjusted net sales		$5,453

For the three months ending March 31, 2009
Net Sales as reported		$4,667

Adjusted net sales increase for the three months ending March 31, 2010		$786	17%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending June 30, 2010
Net sales per guidance	$13,700
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	38
Impact of currency exchange rate fluctuations	131

Adjusted net sales		$13,869

For the three months ending June 30, 2009
Net Sales as reported		$12,632

Adjusted net sales increase for the three months ending June 30, 2010		$1,237	10%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2010
Net sales per guidance	$55,000
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	$49
Impact of currency exchange rate fluctuations	846

Adjusted net sales		$55,895

For the year ending December 31, 2009
Net Sales as reported		$50,908

Adjusted net sales increase for the year ending December 31, 2010		$4,987	10%